Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2009 RESULTS

-	Reports revenue of $262.7 million, up 4.9%
-	Reports GAAP EPS and adjusted EPS* of $0.27 and $0.29, respectively
-	Reports adjusted Cash EPS* of $0.34
-	Reports net cash provided by operating activities of $70.5 million, or 26.9% of revenue
-	Reports free cash flow* of $45.5 million, or $0.56 per share, up 28.4%
-	Closes acquisition of the Potrero Hills Landfill in Northern California

FOLSOM, CA, April 21, 2009 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter 2009.  Revenue totaled $262.7 million, a 4.9% increase over revenue of $250.3 million in the year ago period.  Operating income was $47.6 million versus $50.8 million in the first quarter of 2008.  Net income attributable to Waste Connections in the quarter was $22.0 million, or $0.27 per share on a diluted basis of 80.8 million shares.  In the year ago period, the Company reported net income attributable to Waste Connections of $22.5 million, or $0.33 on a diluted basis of 68.1 million shares.  The 18.6% year-over-year increase in diluted share count is due to an equity offering completed since the year ago period.

Management noted that current period results included approximately $3.0 million ($1.8 million net of taxes, or approximately $0.02 per share) of costs associated with the expensing of acquisition-related costs due to the adoption of SFAS 141(R) effective January 1, 2009, a non-cash loss on the Company’s prior corporate office lease due to the relocation of its corporate offices during the quarter, and a non-cash loss on disposition of certain assets.

Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of FSP No. APB 14-1 on January 1, 2009, were $5.8 million ($3.5 million net of taxes, or approximately $0.04 per share) in the quarter compared to $4.6 million ($2.8 million net of taxes, or approximately $0.04 per share) in the year ago period.

“We are extremely pleased with our results in the quarter and are off to a good start for the year.  A weakened economy has impacted revenue, but operational improvements and cost controls have enabled us to exceed our outlook for operating income before depreciation and amortization* in the quarter and increase free cash flow* more than 28% year-over-year.  More encouraging though, is that the pace of volume deceleration appears to be slowing such that we may be close to finding bottom,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.

Mr. Mittelstaedt added, “The announced acquisitions of certain divested assets from Republic Services have already produced a record amount of acquired revenue this year and finally deployed the excess capital raised last year.  With three quarters of the year ahead of us, still one of the strongest balance sheets in our sector, and a broader strategic footprint, we remain well positioned to pursue additional growth opportunities and further increase our potential upside once the economy begins to improve.”

Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on April 22nd at 8:30 A.M. Eastern Time.  The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com.  A playback of the call will be available at both of these websites.

   * A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

On January 1, 2009, Waste Connections adopted SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, require for all periods presented that (1) minority interests be renamed noncontrolling interests, (2) that a company present amounts of consolidated net income attributable to the parent and to the noncontrolling interests, and (3) that a company present such noncontrolling interests as equity.  Financial statements for the current and prior year periods reflect the adoption of SFAS 160 related to such noncontrolling interests.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S.  The Company serves approximately 1.8 million residential, commercial and industrial customers from a network of operations in 25 states.  The Company also provides intermodal services for the movement of containers in the Pacific Northwest.  Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Certain statements contained in this press release are forward-looking in nature, including statements regarding our expected 2009 outlook and our expectations with respect to volume growth.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (2) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (6) we may lose contracts through competitive bidding, early termination or governmental action; (7) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (8) increases in the price of fuel may adversely affect our business and reduce our operating margins; (9) increases in labor and disposal and related transportation costs could impact our financial results; (10) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (13) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (14) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (15) each business that we acquire or have acquired may have liabilities that we fail or are unable to discover, including environmental liabilities; (16) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (17) our accruals for our landfill site closure and post-closure costs may be inadequate; (18) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (30) we may not be able to obtain satisfactory regulatory approvals to operate acquired assets or consummate the acquisition of assets we seek to acquire; (31) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; and (32) unusually adverse weather conditions may interfere with our operations, harming our operating results.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.  There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business.  We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2008 AND 2009
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2008	2009

Revenues	$250,300	$262,675
Operating expenses:
Cost of operations	149,132	154,703
Selling, general and administrative	27,090	32,515
Depreciation	21,827	24,840
Amortization of intangibles	1,396	2,476
Loss on disposal of assets	57	507
Operating income	50,798	47,634

Interest expense	(10,612)	(12,249)
Interest income	224	1,024
Other income (expense), net	(12)	6
Income before income taxes	40,398	36,415

Income tax provision	(14,570)	(14,103)
Net income	25,828	22,312
Less: net income attributable to the noncontrolling interests	(3,373)	(334)
Net income attributable to Waste Connections	$22,455	$21,978

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.34	$0.27

Diluted	$0.33	$0.27

Shares used in the per share calculations:
Basic	66,789,398	79,963,438
Diluted	68,121,953	80,758,941

 WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	March 31,
	2008	2009
ASSETS
Current assets:
Cash and equivalents	$265,264	$335,758
Accounts receivable, net of allowance for doubtful accounts of $3,846 and
$3,309 at December 31, 2008 and March 31, 2009, respectively	118,456	116,543
Deferred income taxes	22,347	21,066
Prepaid expenses and other current assets	23,144	17,097
Total current assets	429,211	490,464

Property and equipment, net	984,124	991,098
Goodwill	836,930	839,203
Intangible assets, net	306,444	303,822
Restricted assets	23,009	24,647
Other assets, net	20,639	19,930
	$2,600,357	$2,669,164

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$65,537	$60,634
Book overdraft	4,315	8,430
Accrued liabilities	95,220	99,984
Deferred revenue	45,694	44,296
Current portion of long-term debt and notes payable	4,698	3,901
Total current liabilities	215,464	217,245

Long-term debt and notes payable	819,828	855,205
Other long-term liabilities	47,509	54,893
Deferred income taxes	255,559	259,885
Total liabilities	1,338,360	1,387,228

Commitments and contingencies

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 150,000,000 shares authorized; 79,842,239 and 80,049,077 shares
issued and outstanding at December 31, 2008 and March 31, 2009, respectively	798	800
Additional paid-in capital	661,555	662,512
Retained earnings	622,913	644,891
Accumulated other comprehensive loss	(23,937)	(27,269)
Total Waste Connections stockholders' equity	1,261,329	1,280,934
Noncontrolling interest in subsidiaries	668	1,002
Total stockholders’ equity	1,261,997	1,281,936
	$2,600,357	$2,669,164

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2008 AND 2009
(Unaudited)
(Dollars in thousands)

	Three months ended
	March 31,
	2008	2009

Cash flows from operating activities:
Net income attributable to Waste Connections	$22,455	$21,978
Adjustments to reconcile net income attributable to Waste Connections to net cash provided by operating activities:
Loss on disposal of assets	57	507
Depreciation	21,827	24,840
Amortization of intangibles	1,396	2,476
Deferred income taxes, net of acquisitions	7,582	7,649
Noncontrolling interests in subsidiaries	3,373	334
Amortization of debt issuance costs	454	484
Amortization of debt discount	1,101	1,171
Stock-based compensation	2,065	2,162
Interest income on restricted assets	(170)	(132)
Closure and post-closure accretion	333	352
Excess tax benefit associated with equity-based compensation	(1,101)	(115)
Net change in operating assets and liabilities, net of acquisitions	5,221	8,843
Net cash provided by operating activities	64,593	70,549

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(32,327)	(5,298)
Capital expenditures for property and equipment	(24,108)	(29,412)
Proceeds from disposal of assets	301	161
Increase in restricted assets, net of interest income	(621)	(1,506)
Decrease in other assets	96	166
Net cash used in investing activities	(56,659)	(35,889)

Cash flows from financing activities:
Proceeds from long-term debt	80,500	75,000
Principal payments on notes payable and long-term debt	(57,487)	(44,372)
Change in book overdraft	(3,596)	4,115
Proceeds from option and warrant exercises	5,124	1,018
Excess tax benefit associated with equity-based compensation	1,101	115
Distributions to noncontrolling interests	(2,842)	-
Payments for repurchase of common stock	(31,527)	-
Debt issuance costs	-	(42)
Net cash provided by (used in) financing activities	(8,727)	35,834

Net increase (decrease) in cash and equivalents	(793)	70,494
Cash and equivalents at beginning of period	10,298	265,264
Cash and equivalents at end of period	$9,505	$335,758

ADDITIONAL STATISTICS
THREE MONTHS ENDED MARCH 31, 2009
(Dollars in thousands)

Internal Growth:  The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended March 31, 2009
Core Price	5.8%
Surcharges	(1.7%)
Volume	(5.8%)
Intermodal, Recycling and Other	(4.0%)
Total	(5.7%)

Uneliminated Revenue Breakdown:

	Three Months Ended March 31, 2009
Collection	$209,782	69.9%
Disposal and Transfer	76,267	25.4%
Intermodal, Recycling and Other	13,923	4.7%
Total before inter-company elimination	$299,972	100.0%

Inter-company elimination	$37,297
Reported Revenue	$262,675

Days Sales Outstanding for the three months ended March 31, 2009:  40 (25 net of deferred revenue)

Internalization for the three months ended March 31, 2009:  64%

Other Cash Flow Items:

Three Months Ended March 31, 2009
Cash Interest Paid	$6,565
Cash Taxes Paid	$121

Debt to Book Capitalization:  40%

Share Information for the three months ended March 31, 2009:

Basic shares outstanding	79,963,438
Dilutive effect of options and warrants	721,776
Dilutive effect of restricted stock	73,727
Diluted shares outstanding	80,758,941

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Free Cash Flow:

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets and excess tax benefit associated with equity-based compensation, plus or minus change in book overdraft, less capital expenditures for property and equipment and distributions to noncontrolling interests.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations.  Other companies may calculate free cash flow differently.

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
Net cash provided by operating activities	$64,593	$70,549
Plus/less: Change in book overdraft	(3,596)	4,115
Plus: Proceeds from disposal of assets	301	161
Plus: Excess tax benefit associated with equity-based compensation	1,101	115
Less: Capital expenditures for property and equipment	(24,108)	(29,412)
Less: Distributions to noncontrolling interests	(2,842)	-
Free cash flow	$35,449	$45,528
As % of revenues	14.2%	17.3%

Reconciliation of Operating Income before Depreciation and Amortization:

Operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation measure in the solid waste industry.  Waste Connections defines operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets.  The Company provides adjustments to this calculation to exclude the effects of items management believes impact the comparability of operating results between periods.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Management uses operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations.  Other companies may calculate operating income before depreciation and amortization differently.

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2009
Operating income	$50,798	$47,634
Plus: Depreciation and amortization	23,223	27,316
Plus: Closure and post-closure accretion	333	352
Plus: Loss on disposal of assets	57	507
Adjustments:
Plus: Acquisition-related transaction costs (a)	-	1,263
Plus: Non-cash loss on prior corporate office lease (b)	-	1,248
Adjusted operating income before depreciation and amortization	$74,411	$78,320
As % of revenues	29.7%	29.8%
____________________

(a)	Reflects the addback of transaction costs primarily associated with the acquisition of divested assets from Republic Services, Inc., due to the implementation of SFAS 141(R) effective January 1, 2009.

(b)	Reflects the addback of a one-time non-cash loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices in February 2009.

NON-GAAP RECONCILIATION SCHEDULE (continued)
 (in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Cash Earnings per diluted share:

The Company provides adjusted cash earnings to show the impact of equity-based compensation, amortization of intangibles and amortization of debt discount, net of taxes, which are non-cash.  The Company also provides adjusted cash earnings to exclude the effects of items management believes impact the comparability of operating results between periods.  The Company does consider the dilutive impact to its stockholders when awarding equity-based compensation and values such awards accordingly.  These measures are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate cash earnings and adjusted cash earnings per share differently.

Adjusted cash earnings has limitations due to the fact that it does not include all expenses primarily related to the Company’s workforce.  More specifically, if the Company did not pay out a portion of its compensation in the form of equity-based compensation, the Company’s cash salary expense would be higher.  The Company compensates for this limitation by providing supplemental information about outstanding equity-based awards in the footnotes to the Company’s financial statements.  Equity-based compensation programs are an important element of the Company’s compensation structure, and all forms of equity-based awards are valued and included as appropriate in results of operations.

Adjusted cash earnings has additional limitations due to the fact that it may exclude items that have a cash impact on the Company’s financial condition and results of operations, including the exclusion of acquisition-related transaction costs.  The Company compensates for this limitation by using adjusted cash earnings in conjunction with, and not as a substitute for, GAAP financial measures.

	Three months ended March 31,
	2008	2009

As reported net income attributable to Waste Connections	$22,455	$21,978
Adjustments:
Acquisition-related transaction costs, net of taxes (a)	-	769
Loss on prior corporate office lease, net of taxes (b)	-	760
Loss on disposal of assets, net of taxes (c)	-	309
Adjusted net income attributable to Waste Connections	22,455	23,816
Non-cash amortization of intangibles, net of taxes	847	1,508
Non-cash equity-based compensation costs, net of taxes	1,253	1,317
Non-cash amortization of debt discount, net of taxes (d)	663	713
Adjusted cash earnings attributable to Waste Connections	$25,218	$27,354

Diluted earnings per common share attributable to Waste Connections common stockholders:
As reported net income	$0.33	$0.27
As adjusted net income	$0.33	$0.29
As adjusted cash earnings	$0.37	$0.34
____________________

(a)
Reflects the elimination of transaction costs primarily associated with the acquisition of divested assets from Republic Services, Inc.  SFAS 141(R), which the Company was required to adopt in the first quarter of 2009, requires that such costs be expensed as incurred rather than included as an element of the acquisition price.

(b)	Reflects the elimination of a one-time non-cash loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices in February 2009.

(c)	Reflects the elimination of non-cash losses on disposal of assets primarily related to the sale of certain routes.

(d)
Reflects the elimination of non-cash amortization of debt discount related to the Company’s convertible senior notes due 2026 as a result of its adoption of FSP No. APB 14-1, effective January 1, 2009.  FSP No. APB 14-1 requires the Company to determine and record non-cash interest equal to the difference between the cash coupon of its convertible debt and the estimated non-convertible borrowing rate.